                                                                    EXHIBIT 4.3

===============================================================================



                                TRUST AGREEMENT


                                    between

                            EFG FUNDING CORPORATION


                                   as Grantor


                                      and


                             --------------------

                                   as Trustee


                        Dated as of___________________,


===============================================================================

                                TRUST AGREEMENT

          THIS AGREEMENT is made on _________________, 1999 between EFG Funding Corporation (the "Grantor") and ______________________ (the "Trustee").


                                  WITNESSETH:

          WHEREAS, the Grantor is not an eligible lender under the Higher Education Act of 1965, as amended, and implementing regulations promulgated by the U.S. Secretary of Education (the "Act"), and, as such, cannot hold loans reinsured under Title IV of the Act as an eligible lender;

          WHEREAS, the Grantor wishes to become beneficial owner of certain loans meeting the qualifications described in Section 2 hereof made to persons for post secondary education at eligible institutions ("Student Loans") (hereinafter collectively referred to as the "Portfolio") by directing, funding, and otherwise causing the origination and/or acquisition of such loans by the Trustee on behalf of the Trust created hereunder;

          WHEREAS, the Trustee is an eligible lender under the Act;

          WHEREAS, the Trustee has agreed to hold legal title to the Student Loans in the Portfolio;

          WHEREAS, the Trustee and certain Guarantors have entered or will enter into Contracts of Guarantee with respect to loans reinsured under Title IV of the Act; and

          WHEREAS, the Grantor intends to provide the Trustee with written instruction on all aspects of the management of the Portfolio;

          NOW, THEREFORE, for and in consideration of the promises and of the mutual covenants contained herein, and for other valuable consideration, the receipt of which is hereby acknowledged, the Grantor covenants and agrees with the Trustee as follows:

                        1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings specified in this Section 1:

                        "Contract of Guarantee" shall mean a contract between a Guarantor and the Trustee providing for, or a certificate or other evidence of, the Guarantee of Student Loans.

                        "Guarantor" shall mean any body or organization which has entered into a federal reinsurance agreement with the Secretary of Education.

                        "Interest Subsidy Payments" shall mean the interest subsidy payments authorized to be made by the Secretary of Education pursuant to section 428 of the Act, or similar subsidies authorized from time to time by federal law or regulation.

                        "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government, or any agency or political subdivision thereof.

                        "Secretary of Education" shall mean the Secretary of Education, the United States Department of Education, or any other officer, board, body, commission or agency succeeding to the functions thereof under the Act.

                        "Special Allowance Payments" shall mean special allowance payments authorized to be made by the Secretary of Education pursuant to Section 438(b) of the Act, or similar allowances authorized from time to time by federal law or regulation.

                        2. Creation of the Trust Estate.

                        (a) The Grantor hereby assigns, transfers and sets over to the Trustee, in trust for the benefit of the Grantor, all of Grantor's right, title and interest in and to the Student Loans that at any time may comprise the Portfolio, the receipt of which right, title, and interest is hereby acknowledged by the Trustee and which trust is hereby accepted by the Trustee, upon the following express terms and conditions and with the powers and limitations hereinafter conferred and set forth.

                        (b) The Portfolio and any other properties held in trust hereunder are collectively referred to herein as the "Trust Estate."

                        (c) No loan shall be included in the Trust Estate which is not a loan serviced by ___________________________________________________
or another servicer mutually agreed to in writing by the parties hereto.

                        3. [Reserved.]

                        4. Servicing Agreements. Subject to Section 2(c) hereof, servicing of loans included in the Portfolio shall be carried out by an eligible third-party FFELP servicer pursuant to a servicing agreement executed with such entity.

                        5. Trustee's Execution of Agreements Pertaining to Loans Solely in Capacity as Trustee. The Grantor shall cause all agreements for the origination, purchase, servicing, financing or sale of student loans in the Trust Estate to which the Trustee is a party to indicate clearly that the Trustee is executing each such agreement solely in its capacity as Trustee and to contain a provision substantially as follows:

     [Other contracting party] acknowledges that the Lender has entered into this Agreement solely in its capacity as trustee for , and not in its individual capacity.

     The representations, warranties, and covenants of the Lender herein (other than any representations, warranties and covenants relating to the Lender's authority, good standing, or execution of this Agreement) are made solely at the direction of the Grantor without independent investigation of the Lender, and the Lender has undertaken only those duties required of it under its trust agreement with the Grantor. Accordingly, all recourse and remedies of [other contracting party] hereunder shall be available only against the Grantor and the assets of such Trust Estate and not against the Lender in its individual capacity.

                        This provision is not intended to apply, however, to Contracts of Guarantee executed by the Trustee pursuant to Section 8 hereof, or to limit the Trustee's legal responsibility to the Secretary of Education under 34 CFR 682.203(b).

                        6. Dispositive provisions. The Trustee shall pay to the Grantor, promptly upon receipt thereof, any and all income and payments (other than payments made by the Grantor) received by the Trustee in connection with the Trust Estate, including without limitation the following payments to be received with respect to Student Loans: scheduled payments of principal, interest, late fees and penalties by borrowers, prepayments of principal and interest by borrowers; all grants, subsidies, donations, Interest Subsidy Payments, and Special Allowance Payments; and all default and other claim payments made by any Guarantor.

                        7. Reserved rights of invasion. The Grantor expressly reserves and retains the right, at any time and from time to time, by a notice in writing signed by an authorized officer of the Grantor and filed with the Trustee, to withdraw from the corpus of the Trust Estate any or all of the Trust Estate.

                        It is an express provision and term of this Trust that any of the powers which the Grantor reserves to itself are to be exercised only by the Grantor in its sole discretion, and not as a power to be subject to exercise by any other Person, or under any process of law for the Grantor's benefit, or for the benefit of Grantor's creditors by any other Person or court whatsoever.

                        8. Trustee's duties and powers. The Trustee and any successor trustee or trustees shall have only the following powers and duties:

                        (a) Upon receipt of written instructions from the Grantor, the Trustee shall execute and deliver all written instruments and take any and all other actions that Grantor may direct in order to (i) maintain all Contracts of Guarantee covering the Portfolio, (ii) enter into and take other actions with respect to further agreements as required by the Grantor for the benefit of the Trust Estate, and (iii) enforce the rights of the Trustee under all such Contracts of Guarantee and other agreements.

                        (b) Upon receipt of written instructions from the Grantor, the Trustee shall execute and deliver all written instruments and take any and all other actions as may be, in the judgment of the Grantor, required from time to time in connection with the application for and receipt of grants, subsidies, donations, Interest Subsidy Payments, Special Allowance Payments, and default and other claim payments with respect to the Trust Estate.

                        (c) The Trustee shall meet the qualifications set forth in Section 14 hereof at all times during which it holds legal title to the Student Loans comprising the Portfolio.

                        (d) Upon receipt of written instructions from the Grantor, the Trustee shall sell, exchange or liquidate all or any portion of the Trust Estate.

                        (e) The Trustee shall dispose of any proceeds of such sale, exchange or liquidation as the Grantor shall, by written instructions to the Trustee, direct.

                        (f) The Trustee shall report to the Grantor all claims for taxes, insurance premiums and other legal assessments, debts, charges or claims of any type made against any money or other assets belonging to the Trust, or which may be due and owing in connection with the Trust Estate. When directed in writing by the Grantor, the Trustee shall satisfy approved claims out of any money belonging to the Trust Estate, but the Grantor expressly reserves the right to satisfy Trust debts with non-Trust assets.

                        (g) With the Grantor's express written approval and indemnification, the Trustee shall compromise, settle, arbitrate or defend any claim or demand in favor of or against the Trust Estate, and shall enter upon such contracts and agreements and make such compromises of debts, claims or controversies respecting the Trust Estate as Grantor shall direct by written instructions to Trustee.

                        (h) Subject to the other provisions of this Agreement, without the Trustee's express written consent, the Grantor may not assign, pledge, hypothecate, encumber or otherwise transfer, directly or indirectly, all or any part of its interest in the Trust, voluntarily or involuntarily. The Trustee may withhold its consent to any assignment, pledge or other transfer of Grantor's interest in the Trust for any reason, provided, however, that nothing in this subsection 8(h) shall be construed to limit the Grantor's rights under
Section 7, the Trustee's duty to comply with written instructions of the Grantor under this Section 8, or otherwise limit the Grantor's authority to take actions with respect to the Trust Estate hereunder.

                        9. Limitation on Trustee's Duties.

          (a) The Trustee shall perform only those duties as may be required from time to time under the terms of this Agreement in connection with the Trustee's holding of Student Loans that comprise the Trust Estate. The Trustee shall have no obligation to the Grantor to administer, service or collect such Student Loans or to maintain or monitor administration, servicing or collection procedures followed in connection with such Student Loans, except insofar as specific functions in that regard are required of the Trustee pursuant to the express terms of Section 8 hereof and appropriate written instructions of the Grantor if required by such Section 8. The Trustee shall not be required to expend any of its own funds in connection with this Agreement or its duties hereunder or under any related documents or agreements pertaining to the Trust Estate.

          (b) NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO LIMIT THE TRUSTEE'S LEGAL RESPONSIBILITY TO THE SECRETARY OF EDUCATION IN ITS CAPACITY AS TRUSTEE FOR ANY VIOLATIONS OF STATUTORY OR REGULATORY REQUIREMENTS THAT MAY OCCUR WITH RESPECT TO STUDENT LOANS IN THE

PORTFOLIO, PURSUANT TO 34 CFR 682.203(b) OR ANY SUCCESSOR PROVISION THERETO. THE TRUSTEE AGREES NOT TO DELAY PAYING ANY LIABILITY THE TRUSTEE OWES TO THE SECRETARY BY REASON OF SUCH A VIOLATION FOR THE PURPOSE OF FIRST BEING INDEMNIFIED BY THE GRANTOR FOR SUCH PAYMENT.

                        10. Compensation and Indemnification of Trustee. The Trustee shall be entitled to reasonable compensation for all services rendered by it in the execution of the Trust created hereunder and in the exercise and performance of any of the powers and duties of the Trustee hereunder. Such compensation shall be comprised of _______________________________. Such compensation shall be paid 90 days following the end of each calendar quarter pursuant to an invoice submitted by the Trustee to the Grantor not more than 20 days following the Trustee's receipt of a report as described in Section 15 hereof for such calendar quarter. The Trustee shall also be entitled to reimbursement from the Grantor for all reasonable costs and out-of-pocket expenses incurred by the Trustee. Such costs and expenses shall be billed to the Grantor at the cost of the Trustee. Such expenses shall include all expenses, disbursements and advances incurred or made by the Trustee in accordance with the duties required under any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) and those duties expressly required by law which may not be transferred to the Grantor.

          The Grantor hereby agrees to promptly indemnify the Trustee for, and to hold it harmless against, any loss, liability, expense or advance incurred or made without gross negligence or bad faith on the part of the Trustee, including without limitation reasonable attorneys' fees, arising out of or in connection with the acceptance or administration of the Trust pursuant hereto, including without limitation, the servicing of the Portfolio by third-party servicers pursuant to Section 4 above. Such indemnification by Grantor shall survive the termination of this Agreement and/or the resignation of the Trustee and shall include, without limitation, any loss, liability, expense or advance incurred or made by the Trustee as a result of the acts or omissions of any servicer in the origination or servicing of any of the Student Loans.

                        11. Resignation and removal of Trustee and appointment of successor trustee.

                        (a) The Trustee may at any time resign by giving written notice to the Grantor. Upon receiving such notice of resignation, the Grantor shall promptly appoint a successor trustee by an instrument in writing. If no successor trustee shall have been so appointed and have accepted appointment within 180 days after the giving of such notice of resignation, the Grantor shall have an additional 60 days to secure a purchaser for the Trust Estate. If the Grantor has not appointed a successor trustee or sold the Trust Estate within 240 days after the Trustee has given its notice of resignation, the Trustee shall have the authority to sell the Trust Estate to an eligible FFELP holder without any further action by the Grantor.

                        (b) The Grantor may at any time remove the Trustee and appoint a successor trustee by written instrument.

                        (c) Subject to the provisions of paragraph (a), any resignation or removal of the Trustee and appointment of a successor trustee, pursuant to any of the provisions of this section, shall become effective upon the effective date of appointment by the successor trustee or the expiration of the 240-day period described in paragraph (a), whichever is earlier.

                        12. Assignment; Corporate Changes in Trustee. Any bank, corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated; any bank, corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party; and any bank, corporation or other entity to which the Trustee's rights and obligations hereunder are assigned, shall be the Trustee under this Agreement without any further act, provided the resulting bank, corporation, assignee or other entity at all times meets the qualifications set forth in Section 14 hereof. The Trustee's rights and obligations hereunder may not be assigned to an entity that would not meet the qualifications set forth in Section 14 hereof upon receipt of such assignment. The Trustee shall take responsible steps to ensure that an entity that becomes a successor trustee under this section meets the qualifications set forth in Section 14 at all times during which such successor trustee holds legal title to the Student Loans comprising the Portfolio. The Trustee shall use its best efforts to give the Grantor at least 180 days' prior written notice of any corporate change described in this section 12.

                        13. Termination. The Grantor may at any time, in accordance with the provisions of Section 7 hereof, direct the Trustee to distribute all of the assets then held in trust to the Grantor or such other Person as the Grantor may designate in writing, and upon such distribution this Agreement and the Trust created hereunder shall terminate. In addition, the Trust shall terminate and dissolve at the earliest of the bankruptcy or the dissolution of the Grantor. Upon termination of this Agreement, the Trustee shall promptly refund to the Grantor a fraction of the fee paid pursuant to
Section 10 hereof for the year in which such termination takes effect, which fraction shall be equal to the portion of the year for which such fees were paid that remains as of the effective date of such termination.

                        14. Qualifications of Trustee and Successor Trustees. The Trustee, and any successor trustee, shall at all times during which it holds legal title to the Student Loans comprising the Portfolio maintain (a) eligible lender status under the Act; (b) an eligible lender identification number issued by the Secretary of Education; (c) at the written direction of the Grantor, all Contracts of Guarantee with all Guarantors on loans as to which it holds legal title in its capacity as Trustee hereunder; and (d) all corporate powers and governmental licenses, authorizations, consents, and approvals required for it to act as Trustee and hold legal title to the Student Loans comprising the Portfolio.

                        15. Quarterly Reports to Trustee. Not later than 60 days following the end of each calendar quarter during the term hereof, the Grantor shall provide to the Trustee a report setting forth the total dollar amount of loan disbursements made or acquired for the Trust Estate during such calendar quarter.

                        16. Governing law. This Trust Agreement shall be governed by the laws of the State of Massachusetts.

                        17. Miscellaneous provisions. All covenants and agreements herein and statements delivered pursuant hereto shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. This agreement supersedes all previous agreements and understandings between the parties with respect to the subject matter hereof. The Agreement may only be changed, modified, or discharged, and any rights or obligations hereunder may only be waived, by a written instrument signed by a duly authorized officer of the party against whom enforcement of any such waiver, change, modification or discharge is sought.

                        18. Notice. All communications, notices and approvals provided for hereunder shall be in writing and personally delivered or mailed by registered or certified mail, return receipt requested, to [Grantor address] or [Trustee address], or at such other address as either party may hereafter designate by notice to the other party. Notice given in any such communication shall be deemed to have been given upon receipt.

                        19. Partial Invalidity. Any provisions of this Trust Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                        20. Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement on the day and year first above written.


                                        ---------------------------------------

                                        By:
                                           ------------------------------------

                                        Title:
                                              ---------------------------------


                                        ---------------------------------------

                                        By:
                                           ------------------------------------

                                        Title:
                                              ---------------------------------